Exhibit 10.28

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

April 27, 2011

Annual Retainers

Except as otherwise provided herein, Golfsmith International Holdings, Inc. (the “Company”) shall pay non-employee directors (for the purpose of this Non-Employee Directors Compensation Plan, “Non-Employee Directors” shall mean those individuals who are neither employees of the Company nor First Atlantic Capital, Ltd.) the following annual retainers in equal quarterly amounts.

Director	$48,000
Audit Committee Chairperson	$15,000
Compensation Committee Chairperson	$5,000
Nominating Committee Chairperson	$5,000

Meeting and Other Fees

Board of Director’s meeting	$1,500
Committee meeting	$1,000
Other meetings or Board service (as approved by the Chairman of the Board)	$1,000

Deferred Stock Units

Annual DSU Grant: The Company shall grant each Non-Employee Director, at the Annual Shareholder’s Meeting or as soon as permitted by applicable insider trading policies, a number of deferred stock units (“DSU”) worth the equivalent of US $40,000 at the then current stock price. DSUs will be payable and exercisable by directors only upon termination from Board Service.

Expense Reimbursement

The Company shall reimburse Non-Employee Directors for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings and other Board service.